Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Cadence Bancorporation (“Cadence”), as filed by Cadence on December 28, 2018 (the “462(b) Registration Statement”), which 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 of Cadence, as amended, declared effective on July 24, 2018 (the “Initial Registration Statement”), which Initial Registration Statement incorporates by reference our reports dated February 23, 2018, with respect to the consolidated financial statements of State Bank Financial Corporation and Subsidiary (the “Company”) and the effectiveness of internal control over financial reporting, which reports are included in the Company’s 2017 Annual Report on Form 10-K, as amended.

We also consent to the reference to our firm under the caption “Experts” in the Initial Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

December 28, 2018